Exhibit 10.5

Loan Contract

Lender: CXJ (Shenzhen) Technology Co., Limited

Add: 3607B1, Block A, Xinghe Shiji Building, Southwest of the junction of Shenzhen Avenue and CaiTian Road, Futian District, Shenzhen City, China.

Tel:

Legal representative/Person in charge:

Borrower (full name): Lixin Cai

Add: No. 24, Xidou, Zhitou Village, Shuanglin Town, Nanxum District, Hunzhou City, Zhejiang Province, China.

Tel:

Id Card No.: 330501198809306554

The borrower agrees to borrow the own funds legally possessed to the borrower. After the both parties negotiate and reach the consensus, they have concluded the following content, which shall be followed together.

Article 1 Promises

The borrow promises as follows: according to the term, purpose of use, way,etc. agreed in the contract, the borrower shall use the loan legally and shall not undertake the behavior of violating laws and regulations by using the loan, and the document materials about the borrowers, guarantor and shareholders shall be real, complete, precise, legal and effective.

Article 2 Borrowings

2.1 Currency and amount of the borrowings (in words): RMB2,000,000 Yuan

2.2 Purpose of the use of the borrowing: daily operation of xxx limited company, in which the borrower holds all shares.

2.3 Term of borrowing:

2.4 Interest rate of the borrowing

2.4.1 For China Yuan borrowings, the interest rate shall be confirmed in the following third way:

(1) fixed interest rate: according to the basis of concurrent and same-grade interest rate publicized by the People’s Bank of China corresponded by the single borrowing term on ____ (the withdrawal date/contract signing date of each borrowing), float upward/downward by ____% till the maturity date of the borrowing.

(2) Floating interest rate: according to the basis of concurrent and same-grade interest rate publicized by the People’s Bank of China corresponded by the single borrowing term on ____ (the withdrawal date/contract signing date of each borrowing), float upward/downward by ____%. The adjustment of floating interest rate shall take _____ (in words) month(s) as one cycle, which shall start from the corresponding date of the borrowing in the first month of the next cycle after the adjustment of benchmark interest rate of CNY borrowings from the People’s Bank of China. And according to the same-grade benchmark interest rate in the corresponding term after the adjustment, the borrower can not further notify the borrower. If there is no corresponding date of the borrowing, the last day in the month shall be deemed to be the corresponding day of the borrowing.

(3) Other ways: the interest rate of the borrowing under the terms of the contract is 5% (monthly interest rate).

2.5 Way of interest accrual and interest settlement

2.5.1 The borrowing shall settle the interest according to the second way:

(1) settle the interest according to _______(month/quarter/year). The date of interest settlement is the 20th of the _____(month/last month of the season/last month of the year). The borrower shall pay the interest on each day of interest settlement. If the last repayment date of the borrowing principal is not on the date of interest settlement, the interest not paid shall be settled with the principal.

(2) Interest shall be paid in full on the maturity date of the borrowing.

(3) The borrowers shall pay Party A all interest of borrowings in full on the second day after receiving the borrowings under the terms of the contract, which is RMB _______ yuan in total.

2.5.2 Implement the borrowing of the fixed interest rate and calculate the interest according to the agreed interest rate. The borrowings, which implement the floating interest rate, shall calculate the interest according to the interest rate confirmed in the floating period then. If the interest rate floats for many times on the single interest settlement day, please calculate the interest in different floating periods at first and then add the gross interest in different floating periods. If it implements other interest, calculate the interest according to the agreement.

2.5.3 If the maturity date of the borrowing is the legal festival and holiday, as well as public holiday. The normal repayment date shall be deferred to the first working day after the legal festival and holiday, as well as the public holiday. During the extension period, calculate and collect the interest according to the agreed way of interest calculation.

2.6 Payment of borrowings

The borrower pays the amount to the designated account stated below according to the instruction of the borrower:

2.7 Repayment

2.7.1 Way of repayment of the borrowings under the terms of the contract is (to select by ticking):

[  ] Installment repayment. The borrowing shall be repaid in _______ installments, with the repayment of the borrowing principal of RMB________ in equal installment in each period. √ is the one-off repayment. The borrowers shall repay all borrowing principal on the maturity date.

2.7.2 The borrower shall repay the borrowing into the following account designated by the lender.

2.8 Repayment in advance

2.8.1 If the borrower repays in advance, the borrower shall issue the written notice of the repayment in advance to the lender. After the lender agrees, the borrower can repay in advance.

2.8.2 When the lender repays in advance, for the repayment part in advance, the interest shall be calculated and collected according to the actual borrowing term and the interest rate agreed in the contract.

2.8.3 If the borrower repays the part loans in advance, the loan not repaid shall be calculated and paid the interest rate according to the interest rate of the borrowing agreed in the contract.

2.9 Bank receipt voucher

The bank receipt of the borrowing, which is offered by the lender, and the bank receipt of the interest payment of the repayment from the borrower are the constituent part of the contract. When the borrowed amount, withdrawal deposit amount, repayment amount, loan releasing date and maturity date, term of the borrowing, interest rate of the borrowing and the usage purpose of the borrowing not recorded in the contract or recorded are inconsistent with the records on the bank receipt, the records on the bank receipt voucher shall prevail.

Article 3 Legal Responsibilities

3.1 Rights and obligations of the borrower

(1) loan withdrawn according to the contracted agreement.

(2) the principal and interest of the borrowing shall be repaid in time and in full amount.

(3) The borrowing is used according to the regulations of laws and rules or the purpose of usage and way agreed in the contract. The borrowing can not be used in the fields and for the purpose of usage, where the country prohibits the manufacture and operation.

(4) To accept and actively cooperate the borrowers to supervise and check the financial activities, usage of the borrowings and other relevant matters. According to the demand of the borrower, other materials and information relating to the usage of borrowings, the demands of the financial account and the lender shall be reported and sent to the lender in time.

3.2 Rights and obligations of lenders

(1) Issue the loan on schedule and in full to the borrower;

(2) If the borrower may suffer the situations of affecting the safety of loan or the implementation of loans, or guarantors suffer halt production, out of business, cancellation of registration, the cancellation of business licence, bankruptcy, removal, the substantial operation losses and others, which may lead it to partially or fully losing corresponding guarantee capacity, or the mortgage and pledges as the guarantees of the borrowing are reduced values, accidentally damaged, or get lost, etc. which may endanger the reality of guarantee, the lender can ask the borrower to rectify, implement the credit right guarantee measures, provide other valid guarantee, or stop issuing loans, publicizing that the borrowings are due in advance, collected back in advance and so forth within the limited term.

(3) Other rights and obligations regulated by laws and regulations or agreed by both parties.

3.3 Other obligations

3.3.1 The both parties shall undertake the confidentiality obligation to the business secrets of the other side achieved and other information relating to the interest during the process of concluding and implementing the contract. Unless otherwise stipulated by laws and regulations, without the approval from the other side, the side can not disclose or reveal the above information to any third party.

3.3.2 After the contracted rights and obligations are terminated, the both parties shall implement necessary notes, assistance and other obligations in accordance with the principle of honesty and credibility.

3.4 Following behaviors of the borrower shall be part of defaults:

(1) violate the obligations agreed in the contract;

(2) do not implement the promises in the article 1 in the contract;

(3) expressly state or indicate with the behavior that the debts, which have been due or are not due, are not repaid.

(4) Do not implement or do not fully implement the obligations under the terms of the contract signed by the borrowers and lenders and the lender announces that the lender violates the terms of the contract.

(5) The lender does not implement or fully implement other situations in the contract.

3.5 If the following situations appear, the lender can adopt the relief measures listed in article 3.6:

(1) the lender or the guarantor default;

(2) the repayment capacity of the lender or the guarantor may have significant disadvantageous changes;

(3) the guarantees and pledges may suffer extensive damage or their values may be reduced or damaged;

(4) the national policy has adjustment, which may bring material and disadvantageous influences on the safety of borrowings.

3.6 when the situations stated in Article 3.4 and Article 3.5 appear, the lender can adopt the following relief measures:

(1) ask the borrowers and guarantors to correct default behaviors or other situations disadvantageous to the safety of loan, implement the measures of other debt liabilities or provide other efficient guarantee within the limited time.

(2) stop issuing the borrowings and collect back the issued borrowings in advance;

(3) execute the legal or agreed rights to the borrowers, such as set-off;

(4) ask the borrowers to undertake damages and compensation, as well as other legal responsibilities;

(5) adopt corresponding asset secure measures and other legal measures;

(6) publicly disclose the default behavior of the borrower;

(7) Other relief measures:__________.

3.7 Due to the default of the borrower, the borrower adopts lawsuit, arbitration and other means to realize the credit, the counsel fee, business travel fee, execution fee, evaluation fee and other necessary fee for realizing the credit paid by the lender for this shall be under the charge of the debtor.

Article 4 Other matters

4.1 Notice

The notice and various communication and contract ways under the terms of the contract shall be sent to the other side according to the correspondence address, telex number or other contract way recorded in the contract. When the contact method of one side changes, they shall immediately notify the rest parties in time.

4.2 Dispute resolution

4.2.1 When disputes appear, the both parties shall negotiate to solve them. If the negotiation fails, they shall be solved according to the first method:

(1) to file a lawsuit in the local people’s court, where the contract is concluded;

(2)to submit __________ for arbitration.

4.2.2 During the lawsuit or arbitration period, in the contract, the articles, which do not involve in the dispute, shall be continued to implement.

4.3 Validity of the contract

4.3.1 The contract shall take effect since the day when it is signed or stamped by both parties.

4.3.2 Signed at: Shenzhen City, the people’s Republic of China.

4.3.3 Before the contract is finished the implementation, if due to the change of laws and regulations, the partial or all provisions in the contract do not match the requirements of laws and regulations and the relevant departments in the country execute according to the laws and regulations newly implemented, the lender can execute relevant matters according to the laws and regulations newly implemented, unless otherwise agreed by both parties.

4.3.4 The borrowings under the terms of the contract only satisfy Party B’s temporary interbank fund borrowing demand required by the finance business of the supply chain. If Party A issues the loans to Party B, it shall be not the behavior of violating the national financial control by taking it as the common business to provide the financial integration to Party B.

4.3.5 For the matters not providing in the contract, the both parties shall further negotiate and confirm.

4.3.6 The contract is in duplicate, with the lender and the borrower respectively holding one copy, which shall have the same legal force.

[Signing page below]

(No text below. This is the signing page of the Loan Contract)

Lender (signature and seal):

Legal representative/person in charge or authorized agent

Date:

Borrower (signature):

Date: